Exhibit 4.18

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 8, 2006 and is entered into by and among Russ Berrie and Company, Inc. (the “Company”), Russ Berrie U.S. Gift, Inc., a Delaware corporation (“Russ Gift”), Russ Berrie & Co. (West), Inc. (“Russ West”), Russ Berrie and Company Properties, Inc. (“Russ Properties”), Russplus, Inc. (“Russplus”), and Russ Berrie and Company Investments, Inc. (“Russ Investments”) (Russ Gift, Russ West, Russ Properties, Russplus, and Russ Investments are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower” and, together with the Company, being the “Credit Parties”), the financial institutions that are or may from time to time become parties hereto as “Lenders” (and each being a “Lender”), LASALLE BANK NATIONAL ASSOCIATION, in its capacity as “Issuing Bank,” and LASALLE BUSINESS CREDIT, LLC (in its individual capacity, “LaSalle”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS:

A.            The Credit Parties, the Administrative Agent, the Lenders and the Issuing Bank (collectively, the “Parties”) have entered into that certain Credit Agreement dated as of March 14, 2006 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            The Credit Parties have requested that the Administrative Agent and the Lenders amend the Credit Agreement to modify certain of the financial covenants set forth therein.

C.            The Administrative Agent, the Lenders and the Issuing Bank are willing to enter into such amendment subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the Parties hereto hereby agree as follows:

AGREEMENTS:

SECTION  1           DEFINITIONS.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION  2           AMENDMENTS.  Subject to the satisfaction of the conditions precedent set forth herein, Section 11.13.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.13.2  Minimum EBITDA.  Not permit EBITDA for the following periods ending as of the last day of the following Fiscal Quarters, to be less than the respective amounts set forth below:

Period ending:	Minimum EBITDA
Two Fiscal Quarter period ending June 30, 2006	$(15,200,000)
Three Fiscal Quarter period ending September 30, 2006	$(13,100,000)
Computation Periods ending as of the last day of each of the following Fiscal Quarters: December 31, 2006	$(14,100,000)
March 31, 2007	$(10,800,000)
June 30, 2007	$(8,800,000)
September 30, 2007	$(6,000,000)
December 31, 2007	$(500,000)
March 31, 2008 and each Fiscal Quarter ending thereafter	$4,000,000. ”

SECTION  3           CONDITIONS; REPRESENTATIONS AND WARRANTIES.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Administrative Agent):

3.1           The Administrative Agent shall have received fully executed copies of this Amendment executed by each of the Credit Parties, the Lenders and the Issuing Bank.

3.2           No Event of Default or Unmatured Event of Default has occurred and is continuing.

3.3           As of the effective date of this Amendment, all representations and warranties of the Credit Parties set forth herein shall be true and correct, and all representations and warranties of the Credit Parties set forth in the Credit Agreement shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, all respects) and shall be deemed remade on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, all respects) as to the date to which it relates.

3.4           All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent.

3.5           The Administrative Agent shall have received payment from the Credit Parties in immediately available funds of a fee (the “Amendment Fee”) in the amount of $15,000.

SECTION 4            REAFFIRMATION.

Each of the Credit Parties hereby expressly reaffirms and assumes all of their obligations and liabilities to the Administrative Agent, the Lenders and the Issuing Bank as set forth in the Credit Agreement and the other Loan Documents and agree to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, grants of security interests and covenants contained in the Credit Agreement and the other Loan Documents, as such obligations and liabilities may be modified by this Amendment, as though the Credit Agreement and the other Loan Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date.  The Credit Parties hereby ratify, confirm and affirm without condition, all liens and security interests granted to the Administrative Agent pursuant to the Credit Agreement and the other Loan Documents and such liens and security interests shall continue to secure the Obligations under the Credit Agreement as amended by this Amendment, and all extensions, renewals, refinancings, amendments or modifications of any of the foregoing.

SECTION 5            GENERAL PROVISIONS.

5.1           No Changes. Except as expressly provided in this Amendment, the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.

5.2           Fees and Costs.  In addition to the Amendment Fee, the Credit Parties hereby jointly and severally agree to reimburse the Administrative Agent for all of its reasonable out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

5.3           Governing Law.  This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflicts of law provisions, other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

5.4           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.  This Amendment may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signatory page.

5.5           References.  On or after the effective date hereof, each reference in the Credit Agreement to this “Agreement,” “hereof,” “herein”  or words of like import and all references to the Credit Agreement in any other agreement, shall in either case unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.

5.6           Successors.  This Amendment shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns.

5.7           Section Headings.  Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

CREDIT PARTIES:

RUSS BERRIE AND COMPANY, INC., a New Jersey corporation, as the Loan Party Representative

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

RUSS BERRIE U.S. GIFT, INC., a Delaware corporation

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

RUSS BERRIE & CO. (WEST), INC., a California corporation

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

RUSS BERRIE AND COMPANY PROPERTIES, INC., a New Jersey corporation

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

RUSSPLUS, INC., a New Jersey corporation

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

RUSS BERRIE AND COMPANY INVESTMENTS, INC., a New Jersey corporation

By: /s/  Andrew R. Gatto

Name: Andrew R. Gatto

Title: President and Chief Executive Officer

ADMINISTRATIVE AGENT:

LASALLE BUSINESS CREDIT, LLC, as Administrative Agent

By: /s/ Peter M. Walther

Name: Peter M. Walther

Title: Vice President

ISSUING BANK:

LASALLE BANK NATIONAL ASSOCIATION, as Issuing Bank

By: /s/ Peter M. Walther

Name: Peter M. Walther

Title: Vice President